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                                                                EXHIBIT 21.1



CALDERA INTERNATIONAL, INC LIST OF SUBSIDIARIES

Caldera Systems, Inc (a US Company)
Caldera Global, Inc (a US Company)
Caldera Europe Ltd (a UK Company)
Caldera Deutschland GmbH (a German Company)
Nihon SCO Limited (a Japan Company)
Caldera KK (a Japan Company)
The Santa Cruz Operation (Deutschland) GmbH (a German Company)
The Santa Cruz Operation (France) SRL (a France Company)
The Santa Cruz Operation (Italia) SRL (a Italy Company)
SCO Canada, Inc (a Canada Company)